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                                                                    EXHIBIT 10.6


                      SHORT FORM SHAREHOLDERS' AGREEMENT

THIS AGREEMENT has been made this 18/th/ day of August, 1999.


BETWEEN:

        GUY CRAMER, businessman, of 1335 Sutherland Avenue,
        Port Coquitlam, British Columbia  V3B 7G7

        ("Cramer")                                            OF THE FIRST PART

AND:
        GINO GEMMA, businessman, of 6441 Lougheed Highway,
        Burnaby, British Columbia  V5B 3A1

        ("Gemma")                                             OF THE SECOND PART


AND:

        ROBERT DYMONT, businessman, of 346 Mount Parke Drive,
        P.O. Box 103, Mayne Island, British Columbia  V0N 2J0

        ("Dymont")                                            OF THE THIRD PART

AND:

        S.O. (ROY) TJELTA, businessman, of 346 Mount Parke Drive,
        P.O. Box 103, Mayne Island, British Columbia  V0N 2J0

        ("Tjelta")                                            OF THE FOURTH PART

        (Cramer, Gemma, Dymont and Tjelta collectively referred to as the "Shareholders")

WHEREAS:

A. The Shareholders are each holders of 1,000,000 common shares of Hyperstealth Biotechnology Corporation (the "Company"), being an aggregate 4,000,000 common shares of the Company (the "Shares"), and will be shareholders of successor companies in which they will hold shares (also, the "Shares");
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B.      The Company (including successors) currently carries on the business of developing and marketing hyperbaric chambers together with negative passive ion generators (collectively, the "Business");

C. The Company is currently restructuring its business so as a company other than the Company may ultimately control the Business, in which case the Shareholders will sell their Shares in the Company to the company that will ultimately control the Business (the "Parent Company") at cost and the Shareholders will purchase a similar percentage share interest in the Parent Company;

D. The Shareholders desire to enter into this agreement in order to record certain of their respective rights and obligations with respect to their shareholdings in the Company or Parent Company, as the case may be.


        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree each with the other as follows:


1.      Conduct with Respect to License Agreement
        -----------------------------------------

1.1 The Shareholders have entered into license agreements (the "License Agreements") dated August 17, 1999 with each of the Company and Hyperstealth Biotechnology Inc. (a Colorado company) pursuant to which the Shareholders are the licensors thereunder. The Shareholders hereby agree that with respect to every and all transactions relating to the License Agreements, the Shareholders will act as one collective unit and will make all decisions on a "majority" basis, however, in the event that Shareholders are dead-locked with respect to any decisions relating to the License Agreements, the Shareholders hereby agree that Cramer will have the casting vote.

1.2 The Shareholders hereby elect Cramer to act as their representative and spokesman with respect to any and all dealings and transactions relating to the License Agreements.

2.      Royalty Payments upon Retirement
        --------------------------------

2.1 In the event that any Shareholder (the "Retiring Shareholder") retires, terminates his employment with the Company or the Parent Company, as the case may be, or otherwise disengages himself from the business of the Company or the Parent Company, as the case may be (collectively, the "Retirement"), then the Royalty (as that term is defined in the License Agreements) payable to such Retiring Shareholder will be calculated as follows:
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     (a)  if the Retirement occurs at any time from the date of the License
          Agreements to the end of the second year from the date of the License Agreements, the Retiring Shareholder will receive a 0.5% Royalty for a period of two years from the date of Retirement;

     (b) if the Retirement occurs on or after the third year after the date of the License Agreements, the Retiring Shareholder will receive a 0.5% Royalty for a period of three years from the date of Retirement;

     (c) if the Retirement occurs on or after the fourth year after the date of the License Agreements, the Retiring Shareholder will receive a 0.5% Royalty for a period of four years from the date of Retirement; and

     (d) if the Retirement occurs on or after the fifth year after the date of the License Agreements, the Retiring Shareholder will receive a 0.5% Royalty for a period of five years from the date of Retirement.

2.2 The Retiring Shareholder will transfer, for an aggregate price of $1.00, the Retiring Shareholder's Royalty from the License Agreements to the non-Retiring Shareholders, pro-rata, and the reduced Royalty as set out in section 2.1 above will be paid by the non-Retiring Shareholders through a direction from Cramer to the Company to pay such reduced Royalty payment to the Retiring Shareholder directly from the Company. The non-Retiring Shareholders will share equally in any portion of the Royalty granted to the Retiring Shareholder under the License Agreements that is not paid to the Retiring Shareholder pursuant to section 2.1.


3.   Sale of Shares on Death
     -----------------------

3.1 Upon the death of any of the Shareholders (the "Deceased Shareholder"), the personal representatives of the Deceased Shareholder will provide the remaining Shareholders with a pro rata right of first refusal with respect to the purchase and sale of all of the shares owned by the Deceased Shareholder at the date of his death (the "Deceased's Shares"). The personal representatives of the Deceased Shareholder will provide the remaining Shareholders with written notice (the "Notice") of their intent to sell the Deceased's Shares at a price to be determined in accordance with the provisions of section 3.2 and upon the terms set forth in section 3.3 and the remaining Shareholders will have 30 days from the date the purchase price is determined in accordance with section 3.2 to accept the offer contained in the Notice. The remaining Shareholders, as to those accepting the offer, have a right to purchase equally. Not less than 50% of the offered shares shall be accepted for purchase. In the event that any of the remaining Shareholders do not confirm their acceptance of the offer within the said 30 days, the personal representatives of the Deceased Shareholder may sell the shares to other parties but on no lesser terms then those set out in the Notice and at no lesser purchase price than that determined by section 3.2 below.

3.2 The purchase price of the shares purchased pursuant to this section will be at the fair market value (calculated immediately prior to the death of the Deceased Shareholder), as determined by a 10 day market average or, if there is no market, as agreed between the personal representatives of the Deceased Shareholder and the
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remaining Shareholders and failing agreement as determined by a single arbitrator under the Commercial Arbitration Act (British Columbia).

3.3 The purchase price will be paid by the remaining Shareholders to the personal representatives of the Deceased Shareholder and will be paid in 12 equal monthly payments together with interest (interest being accrued at 6% annually, simple interest calculated monthly on the unpaid principal, payable monthly in arrears).

3.4 If Revenue Canada or any other competent taxing authority at any time hereafter proposes to issue or issues any assessment that would impose or imposes any liability for tax on any of the parties hereto, or any other person, on the basis that the fair market value for the shares purchased under this section is greater or less than the purchase price fixed hereunder, then and in that event the purchase price shall be adjusted to an amount equal to the fair market value that is proposed by Revenue Canada or such other competent taxing authority or used by it as the basis of any such assessment, to the extent that counsel for any of the parties is of the opinion that the fair market value basis proposed by Revenue Canada or such other competent taxing authority or used by it in the making of any assessment would be upheld by a Court of competent jurisdiction.

3.5 The right of the remaining Shareholders to receive the Offer set out in section 3.1 above will not transfer to any remaining Shareholders' estates.


4.        Default
          -------

4.1 It is an event of default (a "Default") if a Shareholder (the "Defaulting Shareholder") (the other Shareholders being referred to as the "Non-Defaulting Shareholders"):

     (a) fails to observe, perform or carry out any of his obligations under this Agreement and such failure continues for 30 days after the Non-Defaulting Shareholders or any of them has in writing demanded that such failure be cured;

     (b) becomes a bankrupt or commits an act of bankruptcy or if a receiver or receiver-manager of its assets is appointed or makes an assignment for the benefit of creditors or otherwise; or

     (c) fails to observe, perform or carry out any of his obligations under any employment contract made between the Company or the Parent Company, as the case may be, and such Shareholder.

          In the event that the purported Defaulting Shareholder disputes the allegation of default, he will not be considered a Defaulting Shareholder until the dispute has been properly adjudged but the Default, if any, will be effective from the date of its occurrence.
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4.2       In the event of a Default, the Non-Defaulting Shareholder(s) may do any one or more of the following:

     (a) pursue any remedy available to them in law or equity, it being acknowledged by each of the Shareholders that specific performance, injunctive relief (mandatory or otherwise) or other equitable relief may be the only adequate remedy for a Default;

     (b) take all actions in their own names or in the name of the Defaulting Shareholder, the Shareholders or the Company or Parent Company, as the case may be, as may reasonably be required to cure the Default, in which event all payments, costs and expenses incurred therefor shall be payable by the Defaulting Shareholder to the Non-Defaulting Shareholder(s) on demand with interest; or

     (c) waive the Default provided, however, that any waiver of particular Default shall not operate as a waiver of any subsequent or continuing Default.


5.        General Provisions
          ------------------

5.1       This Agreement will terminate:

     (a) if the Company or the Parent Company, as the case may be, ceases to carry on business, has a receiving order made against it, goes into bankruptcy either voluntarily or involuntarily or makes a proposal to its creditors; or

     (b)  if the parties hereto consent in writing to the termination hereof.

5.2 The Shareholders will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

5.4 If any provision of this Agreement is unenforceable or invalid for any reason whatever, such unenforceability or invalidity will not affect the enforceability or validity of the remaining provisions of this Agreement and such provision shall be severable from the remainder of this Agreement.

5.5 Any notice required to be given hereunder by any party will be deemed to have been well and sufficiently given if mailed by prepaid registered mail, telexed or telegraphed to, or delivered at, the address of the other party set forth on the first page of this Agreement or at such other address as the party may from time to time direct in writing, and any such notice will be deemed to have been received, if mailed, five days after the time of mailing and 48 hours after the time of telexing or telegraphing, and if
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delivered, upon the date of delivery. If normal mail service, telex service or telegraph service is interrupted by strike, slowdown, force majeure or other cause, a notice sent by the impaired means of communication will not be deemed to be received until actually received, and the party sending the notice will utilize any other such services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt thereof.

5.6       Time will be of the essence hereof.

5.7 This Agreement will be deemed to have been made and will be construed in accordance with the laws of the Province of British Columbia and will be treated in all respects as a British Columbia contract and the courts in British Columbia will have exclusive jurisdiction over any disputes arising out of this Agreement.

5.8 Should there be a disagreement or a dispute between the parties hereto with respect to this Agreement or the interpretation of this Agreement, the dispute will be referred to arbitration in accordance with the British Columbia Commercial Arbitration Act.

5.9 The captions and section numbers appearing in this Agreement are inserted for convenience of reference only and will in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

5.10 This Agreement will enure to the benefit of and be binding upon the Shareholders and their respective representatives, successors, heirs, executors, administrators, receivers, and permitted assigns.

5.11 This Agreement may be executed in counterparts, and if so executed, all such parts will be read as constituting one agreement in the same manner as if all parties executing this Agreement in counterparts were signatories to one copy of this Agreement.


          IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories as at date first written above.


SIGNED, SEALED AND DELIVERED        )
by GUY CRAMER, a Licensor herein,   )
in the presence of:                 )
                                    )
____________________________________)
Name                                )     /s/ Guy Cramer
                                    )     -------------------------------
                                    )     GUY CRAMER
____________________________________)
Address                             )
                                    )
____________________________________)
Occupation                          )
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SIGNED, SEALED AND DELIVERED        )
by GINO GEMMA, a Licensor herein,   )
in the presence of:                 )
                                    )
____________________________________)
Name                                )    /s/ Gino Gemma
                                    )    ----------------------------
                                    )    GINO GEMMA
____________________________________)
Address                             )
                                    )
____________________________________)
Occupation                          )



SIGNED, SEALED AND DELIVERED        )
by ROBERT DYMONT, a Licensor herein,)
in the presence of:                 )
                                    )
____________________________________)
Name                                )    /s/ Robert Dymont
                                    )    ----------------------------
                                    )    ROBERT DYMONT
____________________________________)
Address                             )
                                    )
____________________________________)
Occupation                          )



SIGNED, SEALED AND DELIVERED by     )
SVEN (ROY) TJELTA, a Licensor herein)
in the presence of:                 )
                                    )
____________________________________)
Name                                )    /s/ Roy Tjelta
                                    )    ----------------------------
                                    )    S.O. (ROY) TJELTA
____________________________________)
Address                             )
                                    )
____________________________________)
Occupation                          )